Exhibit 4.01

SUPPLEMENTAL INDENTURE NO. 26

FROM

OKLAHOMA GAS AND ELECTRIC COMPANY

TO

BOKF, NA

TRUSTEE

DATED AS OF

APRIL 1, 2026

SUPPLEMENTAL TO INDENTURE

DATED AS OF OCTOBER 1, 1995

	TABLE OF CONTENTS
Parties		1
Recitals		1
	ARTICLE ONE RELATION TO INDENTURE; DEFINITIONS
Section 1.01.	Integral Part of Indenture	3
Section 1.02.	(a) Definitions	4
	(b) References to Articles and Sections	4
	(c) Terms Referring to this Supplemental Indenture	4
	ARTICLE TWO 5.90% SENIOR NOTES, SERIES DUE APRIL 1, 2056
Section 2.01.	Designation and Principal Amount	4
Section 2.02.	Stated Maturity Date	4
Section 2.03.	Interest Payment Dates	4
Section 2.04.	Office for Payment	4
Section 2.05.	Redemption Provisions	4
Section 2.06.	Authorized Denominations	5
Section 2.07.	Occurrence of Release Date	5
Section 2.08.	Reopening of Notes	5
Section 2.09.	Form of 5.90% Senior Notes, Series Due April 1, 2056	6
	ARTICLE THREE MISCELLANEOUS
Section 3.01.	Recitals of fact, except as stated, are statements of the Company	6
Section 3.02.	Supplemental Indenture to be construed as a part of the Indenture	6
Section 3.03.	(a) Trust Indenture Act to control	6
	(b) Severability of provisions contained in Supplemental Indenture and Notes	6
Section 3.04.	References to either party in Supplemental Indenture include successors or assigns	6
Section 3.05.	(a) Provision for execution in counterparts	6
	(b) Table of Contents and descriptive headings of Articles not to affect meaning	6

Exhibit A	Form of 5.90% Senior Notes, Series Due April 1, 2056

SUPPLEMENTAL INDENTURE No. 26, made as of April 1, 2026 by and between OKLAHOMA GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Oklahoma (the “Company”), and BOKF, NA, a national banking association duly organized and existing under the laws of the United States, as successor trustee, registrar and paying agent (the “Trustee”):

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered its Indenture (hereinafter referred to as the “Indenture”), made as of October 1, 1995; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 1 dated as of October 16, 1995, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “7.30% Senior Notes, Series due October 15, 2025” and “6.250% Senior Notes, Series due October 15, 2000”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 2 dated as of July 1, 1997, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “6.65% Senior Notes, Series due July 15, 2027” and “6.50% Senior Notes, Series due July 15, 2017”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 3 dated as of April 1, 1998, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.5000% Senior Notes, Series due April 15, 2028”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 4 dated as of October 15, 2000, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “7.125% Senior Notes, Series due October 15, 2005”; and

WHEREAS, the Company, UMB Bank, N.A. (“UMB”) and The Bank of New York (“BONY”) have heretofore executed and delivered Supplemental Indenture No. 5 dated as of October 24, 2001, providing for the resignation of BONY and the acceptance, by UMB, of its appointment as trustee and the assumption of all duties and responsibilities of the trustee under the Indenture; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 6 dated as of August 1, 2004, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.50% Senior Notes, Series due August 1, 2034”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 7 dated as of January 1, 2006, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating two series of Notes designated “5.15% Senior Notes, Series due January 15, 2016” and “5.75% Senior Notes, Series due January 15, 2036”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 8 dated as of January 15, 2008, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.45% Senior Notes, Series due February 1, 2038”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 9 dated as of September 1, 2008, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “6.350% Senior Notes, Series due September 1, 2018”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 10 dated as of

December 1, 2008, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “8.25% Senior Notes, Series due January 15, 2019”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 11 dated as of June 1, 2010, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.85% Senior Notes, Series due June 1, 2040”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 12 dated as of May 15, 2011, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.25% Senior Notes, Series due May 15, 2041”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 13 dated as of May 1, 2013, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.900% Senior Notes, Series due May 1, 2043”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 14 dated as of March 15, 2014, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “4.55% Senior Notes, Series due March 15, 2044”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 15 dated as of December 1, 2014, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “4.000% Senior Notes, Series due December 15, 2044”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 16 dated as of March 15, 2017, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “4.150% Senior Notes, Series due April 1, 2047”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 17 dated as of August 1, 2017, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.85% Senior Notes, Series due August 15, 2047”; and

WHEREAS, the Company, the Trustee and UMB, as predecessor trustee, registrar and paying agent, have heretofore executed and delivered Supplemental Indenture No. 18, dated as of April 26, 2018, providing for the resignation of UMB and the acceptance, by the Trustee, of its appointment as trustee, registrar and paying agent and the assumption of all duties and responsibilities of the trustee, registrar and paying agent under the Indenture; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 19 dated as of August 15, 2018, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.80% Senior Notes, Series due August 15, 2028”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 20 dated as of June 1, 2019, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.30% Senior Notes, Series due March 15, 2030”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 21 dated as of April 1, 2020, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “3.250% Senior Notes, Series due April

1, 2030; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 22 dated as of May 27, 2021, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “0.553% Senior Notes, Series due May 26, 2023”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 23 dated as of January 5, 2023, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.40% Senior Notes, Series due January 15, 2033”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 24 dated as of April 3, 2023, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.60% Senior Notes, Series due April 1, 2053”; and

WHEREAS, the Company has heretofore executed and delivered its Supplemental Indenture No. 25 dated as of April 1, 2025, adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, and creating a series of Notes designated “5.80% Senior Notes, Series due April 1, 2055”; and

WHEREAS, Section 2.05 of the Indenture provides that Notes shall be issued in series and that a Company Order shall specify the terms of each series; and

WHEREAS, Boatmen’s First National Bank of Oklahoma was formerly the trustee under the Indenture and NationsBank, N.A. succeeded Boatmen’s First National Bank of Oklahoma as trustee pursuant to Section 9.13 of the Indenture, BONY subsequently succeeded NationsBank, N.A. as trustee pursuant to Section 9.13 of the Indenture, UMB subsequently succeeded BONY as trustee pursuant to Section 9.11 of the Indenture, and BOKF, NA has subsequently succeeded UMB as Trustee pursuant to Section 9.11 of the Indenture; and

WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Notes designated “5.90% Senior Notes, Series due April 1, 2056” (hereinafter sometimes referred to as the “Senior Notes due 2056”); and

WHEREAS, Section 13.01 of the Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Notes or establishing or reflecting any terms of any Note and adding to the covenants of the Company; and

WHEREAS, the execution and delivery of this Supplemental Indenture No. 26 (herein, “this Supplemental Indenture”) have been duly authorized by a resolution adopted by the Board of Directors of the Company;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to set forth the terms and conditions upon which the Senior Notes due 2056 are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Senior Notes due 2056 by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes due 2056, as follows:

ARTICLE ONE.

RELATION TO INDENTURE; DEFINITIONS

Section 1.01. This Supplemental Indenture constitutes an integral part of the Indenture.

Section 1.02. For all purposes of this Supplemental Indenture:

(a)
Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b)
All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)
The terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this Supplemental Indenture.

ARTICLE TWO.

5.90% SENIOR NOTES, SERIES DUE APRIL 1, 2056

Section 2.01. There shall be a series of Notes designated the “5.90% Senior Notes, Series due April 1, 2056” (the “Senior Notes due 2056”). The Senior Notes due 2056 shall be limited to $350,000,000 aggregate principal amount, except as provided in Section 2.08 hereof.

Section 2.02. Except as otherwise provided in Section 2.05 hereof, the principal amount of the Senior Notes due 2056 shall be payable on the stated maturity date of April 1, 2056.

Section 2.03. The Senior Notes due 2056 shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of 5.90% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2026. The Regular Record Dates with respect to such April 1 and October 1 interest payment dates shall be March 15 and September 15, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.04 and 2.12 of the Indenture.

Section 2.04. The Senior Notes due 2056 shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

Section 2.05. At any time prior to October 1, 2055 (the date that is six months prior to the maturity date of the Senior Notes (the “Par Call Date”)), the Company, at its option, may redeem the Senior Notes due 2056, in whole or from time to time in part, upon notice as provided in the Indenture, at a “make-whole” redemption price equal to the greater of (i) 100% of the principal amount of the Senior Notes due 2056 being redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Senior Notes due 2056 being redeemed discounted to the redemption date (assuming the Senior Notes due 2056 matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the date fixed for redemption, plus, in each case, accrued and unpaid interest thereon to the date fixed for redemption. At any time on or after the Par Call Date, the Company, at its option, may redeem the Senior Notes due 2056, in whole or from time to time in part, upon notice as provided in the Indenture, at a redemption price equal to 100% of the principal amount of the Senior Notes due 2056 being redeemed, plus accrued and unpaid interest thereon to the date fixed for redemption.

“Treasury rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The treasury rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the treasury rate, the Company shall select, as applicable:

(1)
the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)
if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the

Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)
if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the treasury rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the treasury rate in accordance with the terms of this paragraph, the semi annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Senior Notes due 2056 are redeemable, in whole but not in part, at the option of the Company, at a redemption price equal to 101% of the principal amount of the Senior Notes due 2056 being redeemed, plus accrued and unpaid interest to but excluding the redemption date, if a Tax Credit Event occurs.

Any notice of redemption of the Senior Notes due 2056 upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Senior Notes due 2056 were issued and (b) six months from the Original Issue Date and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs if, in the Company’s reasonable determination, there exists a material risk, due to the Senior Notes due 2056 (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee's receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

The Senior Notes due 2056 shall not be subject to any sinking fund.

Section 2.06. The Senior Notes due 2056 shall be issued in fully registered form without coupons in a minimum denomination of $2,000 and multiples of $1,000 in excess thereof.

Section 2.07. The Release Date (as defined in the Indenture) occurred on April 6, 1998. Accordingly, the Senior Notes due 2056 shall be issued as unsecured general obligations of the Company. The Senior Notes due 2056, and all other Notes issued or to be issued under the Indenture, will not be secured by First Mortgage Bonds of the Company and will not be entitled to the lien of or the benefits provided by the First Mortgage, which has been extinguished.

Section 2.08. The Senior Notes due 2056 may be reopened and additional notes of the Senior Notes due 2056 may be issued in excess of the limitation set forth in Section 2.01 hereof, provided that such additional notes will contain the same terms (including the maturity date and interest payment terms) as the other Senior Notes due 2056, except for the issue date, price to public and, if applicable, first date from which interest will accrue and the initial interest payment date. Any such additional Senior Notes due 2056, together with the other Senior Notes due 2056, shall constitute a single series for purposes of the Indenture.

Section 2.09. The Senior Notes due 2056 shall initially be in the form attached as Exhibit A hereto.

ARTICLE THREE.

MISCELLANEOUS

Section 3.01. The recitals of fact herein and in the Senior Notes due 2056 (except the Trustee’s Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

Section 3.02. This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 3.03.

(a)
If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

(b)
In case any one or more of the provisions contained in this Supplemental Indenture or in the notes issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 3.04. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.05.

(a)
This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
(b)
The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, OKLAHOMA GAS AND ELECTRIC COMPANY has caused this Supplemental Indenture to be signed by its Treasurer, and attested by its Secretary or an Assistant Secretary, and BOKF, NA, as Trustee, has caused this Supplemental Indenture to be signed by its President, a Senior Vice President, a Vice President or an Assistant Vice President, and attested by its Secretary, an Assistant Secretary, a Vice President or an Assistant Vice President, all as of the date first above written.

OKLAHOMA GAS AND ELECTRIC COMPANY

By /s/ Jason D. Bailey

Name: Jason D. Bailey

Title: Treasurer

ATTEST:

/s/ William H. Sultemeier

Name: William H. Sultemeier

Title: General Counsel, Corporate

Secretary and Chief Compliance Officer

BOKF, NA, as Trustee

By: /s/ Rachel Redd Singleton

Name: Rachel Redd Singleton

Title: Senior Vice President

ATTEST:

/s/ Sean Tolbert

Name: Sean Tolbert

Title: Assistant Vice President

[Signature page to Supplemental Indenture No. 26]

EXHIBIT A

Form of 5.90% Senior Note, Series due April 1, 2056

REGISTERED	REGISTERED

THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

OKLAHOMA GAS AND ELECTRIC COMPANY

5.90% SENIOR NOTE, SERIES DUE APRIL 1, 2056

CUSIP / ISIN: 678858CA7 / US678858CA77	NUMBER: R-1
ORIGINAL ISSUE DATE(S): April 1, 2026	PRINCIPAL AMOUNT(S): $350,000,000
INTEREST RATE: 5.90%	MATURITY DATE: April 1, 2056

Oklahoma Gas and Electric Company, a corporation of the State of Oklahoma (the “Company”), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of

THREE HUNDRED FIFTY MILLION DOLLARS

on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Note has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on April 1 and October 1 of each year, commencing on October 1, 2026, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 and September 15, as the case may be, next preceding such Interest Payment Date, provided that the first Interest Payment Date for any part of this Global Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption, repayment or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Global Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which such payment of interest is due on this Global Note (other than maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 10:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, on the Maturity Date or upon redemption, repayment or acceleration, of any part of the principal and applicable premium of this Global Note, the Depositary shall surrender, or cause to be surrendered, this Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary.

This Global Note is a global security in respect of a duly authorized issue of 5.90% Senior Notes, Series due April 1, 2056 (the “Notes of this Series,” which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of October 1, 1995 between the Company and BOKF, NA as successor trustee (the “Trustee,” which term includes any subsequent successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the “Indenture”). Under the Indenture, one or more series of notes may be issued and, as used herein, the term “Notes” refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Global Note has been issued in respect of the series designated on the first page hereof.

Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Note or Global Note issued upon transfer, exchange or substitution of such Note or Global Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note or Global Note, as the case may be.

At any time prior to October 1, 2055 (the date that is six months prior to the maturity date of the Senior Notes (the “Par Call Date”)), the Company, at its option, may redeem this Global Note, in whole or from time to time in part, at a “make-whole” redemption price equal to the greater of: (i) 100% of the principal amount of this Global Note being redeemed or (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on this Global Note being redeemed discounted to the redemption date (assuming the Global Note matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the date fixed for redemption, plus, in each case, accrued and unpaid interest thereon to the date fixed for redemption. At any time on or after the Par Call Date, the Company, at its option, may redeem this Global Note, in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of this Global Note being redeemed, plus accrued and unpaid interest thereon to the date fixed for redemption.

“Treasury rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The treasury rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the treasury rate, the Company shall select, as applicable:

(1)
the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)
if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)
if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the treasury rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call

Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the treasury rate in accordance with the terms of this paragraph, the semi annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

This Global Note is redeemable, in whole but not in part, at the option of the Company, at a redemption price equal to 101% of the principal amount of this Global Note being redeemed, plus accrued and unpaid interest to but excluding the redemption date, if a Tax Credit Event occurs.

Any notice of redemption of this Global Note upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which this Global Note was issued and (b) six months from the Original Issue Date and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs if, in the Company’s reasonable determination, there exists a material risk, due to this Global Note (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The consummation of a redemption upon a Tax Credit Event may be subject to the Trustee's receipt of the required redemption moneys on or before the redemption date (and in such case no such redemption shall occur unless such moneys have been received by the Trustee on or before such date).

The Company's actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

Notice of redemption will be given by mail or by electronic communication (including e-mail) to Holders of Notes of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global Note in part only, a new Global Note or Notes of like tenor and series for the unredeemed interest hereof will be issued in the name of the Noteholder hereof upon the surrender hereof.

Interest payments for this Global Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or date on which the principal of this Global Note is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Note is required to be paid.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

If an Event of Default shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Global Note on or after the respective due dates expressed here.

No reference herein to the Indenture and to provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Note at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Global Note may be transferred only as permitted by the legend hereto.

If at any time the Depositary for this Global Note notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to this Global Note. If a successor Depositary for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election to issue this Note in global form shall no longer be effective with respect to this Global Note and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Note, will authenticate and deliver individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Note.

The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Note, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.

Under certain circumstances specified in the Indenture, the Depositary may be required to surrender any two or more Global Notes which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of Oklahoma.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized signatory, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All terms used in this Global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OKLAHOMA GAS AND ELECTRIC COMPANY

By: __________________________________________
Dated:	Attest: ________________________________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Global Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

BOKF, NA, as Trustee

By: ______________________________________________

Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common	UNIF GIFT MIN ACT - _______Custodian_________
(Cust) (Minor)
TEN ENT - as tenants by the entireties	Under Uniform Gifts to Minors
JT TEN - as joint tenants with right of survivor-ship and not as tenants in common
State

Additional abbreviations may also be used

though not in the above list.

FOR VALUE RECEIVED the undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address

including postal zip code of assignee

__________________________________________________________

the within note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said note on the books of the Company, with full power of substitution in the premises.

Dated ___________________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed By:

(Name of Eligible Guarantor Institution as defined by

SEC Rule 17 Ad-15 (17 CFR 240.17 Ad-15))

By:

Name:

Title: